Exhibit 99.4

SERVICE CORPORATION INTERNATIONAL
RATIO OF EARNINGS TO FIXED CHARGES

(In thousands, except ratio amounts)

	Twelve months
	ended December 31,
	2003	2002
		(Restated)
		note 2
Earnings:
Income (loss) from continuing operations before income taxes and cumulative effects of accounting changes	$111,219	$(119,850)
Undistributed income of less than 50% owned equity investees	—	—
Minority interest in income of majority owned subsidiaries with fixed charges	715	706
Add: fixed charges as adjusted (from below)	162,349	180,589

	$274,283	$61,445

Fixed charges:
Interest expense:
Corporate	$133,498	$153,770
Amortization of debt cost	9,237	7,102
1/3 of rental expense	19,614	19,717

Fixed charges	162,349	180,589
Less: Capitalized interest	—	—

Fixed charges as adjusted	$162,349	$180,589

Ratio (earnings divided by fixed charges)	1.69	A

A.	During the year ended December 31, 2002, the ratio coverage was less than 1:1. In order to achieve a coverage of 1:1, the Company would have had to generate additional income from continuing operations before income taxes and cumulative effects of accounting changes of $119,144 for the year ended December 31, 2002.

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